                                                                   EXHIBIT 10.19

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

      This Settlement Agreement and General Release ("Agreement") is made and entered into by and among Bridgetech Holdings International, Inc. and all affiliates of Bridgetech ("Bridgetech") on the one hand and Scott D. Landow, (herein referred to as the "Employee") on the other (collectively Employee and Bridgetech shall be referred to herein as the "Parties"). The effective date of this Agreement shall be May 1, 2005.

                              W I T N E S S E T H:

      WHEREAS, Employee and Bridgetech entered into a employment agreement (the "Employment Agreement") beginning in December of 2004; and

      WHEREAS, Employee and Bridgetech entered into a 39 Month Consulting Agreement on May 1, 2005 (the "39 Month Agreement"); and

      WHEREAS, the Parties intend to terminate the respective rights and obligations of the Parties pursuant to the Employment Agreement and the 39 Month Agreement; and

      WHEREAS, all the Parties to this Agreement wish to avoid the disruption and expense of litigation;

      NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, it is agreed as follows:

      1. This Agreement is not and shall not in any way be construed as an admission by any party to this Agreement of any wrongdoing. The Parties have entered into this Agreement for the sole purpose of resolving any matters regarding the aforementioned Employment Agreement, the 39 Month Agreement and any related disputes and to avoid the burden, expense, delay, and uncertainty of litigation.

      2. As consideration for the release of any claims which were or could have been made by any of the Parties under the Employment Agreement and the 39 Month Agreement, the Parties agree to provide the following:

            (a) Bridgetech shall be obligated to pay Employee, as a consultant to Bridgetech, $15,000 per month for a period of eighteen months beginning May 1, 2005. See the "18 Month Consulting Agreement," attached hereto as Exhibit A and incorporated herein by reference as though set forth in full.

            (b) Employee agrees and acknowledges that all stock options/warrants issued to Employee are hereby cancelled and are null and void. The foregoing acknowledgement and relinquishment of Employee's rights to any stock options or warrants held by Employee does not in any way affect or impact Employee's ownership of any Bridgetech stocks/shares issued to or

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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

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acquired by Employee prior to the date of this Agreement. Employee further agrees to void the 39 Month Agreement and replace it with the 18 Month Consulting Agreement beginning May 1, 2005. Employee further agrees to resign from the Bridgetech Board of Directors effective immediately. Employee agrees that Bridgetech shall have the exclusive right and interest in all materials, lists, databases, and other work produced or contributed by Employee pursuant to the Employment Agreement ("Work Product"), and that Employee shall retain no right or royalty interest in any such Work Product. (For purpose of this Agreement, Work Product will be deemed to be any materials, lists databases and other work produced exclusively for the benefit of the core businesses of Bridgetech Holdings International and its subsidiaries, but does not under any circumstances include any work in the Nutraceutical or Cosmeceutical Supplements business.) If any of the Work Product by Employee under the Employment Agreement shall be deemed at law to be within the categories of works set forth in the definition of a "work made for hire," Employee agrees that it shall be considered a work made for hire. If not deemed to be "work made for hire," then Employee hereby assigns to Bridgetech any and all copyright or other interest in such Work Product.

            (c) Employee shall keep all confidential and proprietary information received during the term of the Employment Agreement in confidence and shall not disclose to any other person or entity without prior written approval of Bridgetech, any such confidential and proprietary information. The obligations of the Employee to maintain confidential and proprietary information in confidence shall be considered satisfied if the Employee takes all reasonable steps to protect such confidential and proprietary information, according to the protection measures and levels that would be considered reasonable at the specific period concerned.

            (d) Employee agrees and acknowledges that all times Employee shall not make any disparaging written, verbal or non-verbal remarks regarding Bridgetech, its affiliates, officers, directors, employees, agents or representatives. Bridgetech agrees and acknowledges that all times Bridgetech shall not make any disparaging written, verbal or non-verbal remarks regarding the Employee. The foregoing notwithstanding, this Agreement shall not prevent the Parties from responding accurately to inquiries from government agencies or regulators or to any requests for information compelled by legal process.

GENERAL RELEASE

      3. In consideration of the payments and undertakings described above and in further consideration which is hereby acknowledged, the Parties to this Agreement hereby release and forever discharge each other, their predecessors, successors, assigns, affiliated companies, shareholders, administrators, partners, officers, directors, consultants, agents and attorneys from any and all claims and causes of action whatsoever, known or unknown, foreseen or unforeseen, which any party has or may have by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement. This Release includes but is not limited to any and all claims that could have been asserted pursuant to the terms and conditions of the Employment Agreement or the 39 Month Agreement. The generality of the foregoing notwithstanding, this Agreement shall not release any claims which Employee may have related to any stocks/shares issued to or acquired by Employee prior to the date of this Agreement.

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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

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      4. The Parties understand and expressly agree that the General Release in this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, that are not reserved herein arising from or attributable to any conduct of the other party and (as applicable) their successors, subsidiaries, parents, predecessors, affiliates, and divisions, and (as applicable) their shareholders, owners, employees, officers, directors, assigns, agents, representatives and attorneys, and that any and all rights granted to the Parties under section 1542 of the California Civil Code or any analogous state law or federal law or regulation, are hereby expressly WAIVED. Said section 1542 of the California Civil Code reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
        THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
        HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
        WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
        AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

ATTORNEYS' FEES

      5. The Parties shall bear their own attorneys' fees and costs.

COOPERATION

      6. Neither party nor individual referenced above shall take any action or refrain from taking any action in a manner which is inconsistent with the intent and spirit of this Agreement. All Parties shall cooperate fully to implement the terms and conditions of this Agreement. This Agreement sets forth the entire agreement between the Parties hereto and fully supercedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. This Agreement may not be changed orally. It can only be amended in a written document signed by the Parties.

CHOICE OF LAW

      7. This Agreement shall be interpreted, construed and governed by the laws of the State of California.

PRIOR CONSULTATION

      8. In signing this Agreement, the Parties expressly warrant that they have read and fully understood it. The Parties acknowledge that this Agreement is voluntary and that no one is making or forcing any party to enter into it. All Parties acknowledge that they have had an opportunity to and have consulted with an attorney before signing it.

COUNTERPARTS

      9. This Agreement may be executed in counterparts and, when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. The Parties may exchange signatures via facsimile and/or PDF or

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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
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TIFF files via e-mail and such signatures shall have the same force and effect as if in original ink.

PLAIN MEANING

      10. This Agreement shall be interpreted in accordance with the plain meaning of its terms.

DEFAULT

      11. Bridgetech will be deemed to be in immediate default of this Agreement if payment to the Employee under the 18 Month Agreement is delayed more than 30 days in any month where payroll has been made to any existing employee of Bridgetech. The remedy for such default shall include, but will not be limited to, the reinstatement and/or issuance to Employee of all stock options and/or warrants that Employee relinquished his rights to pursuant to section 2(b) of this Agreement. Such reinstatement and/or issuance must be at the same strike price and pursuant to the same terms and conditions as the stock options/warrants previously issued to the Employee, including but not limited to providing Employee with 90 days after such reinstatement and/or issuance to then exercise the stock options.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Bridgetech Holdings International, Inc.        Employee

By:  /s/ Thomas C. Kuhn III                    By: /s/ Scott Landow
     ----------------------------------            --------------------------

Name Thomas C. Kuhn III                        Scott D. Landow

Its  EVP & CFO

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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

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                                    EXHIBIT A

                        INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement ("Agreement"), effective as of May 1, 2005 (the "Effective Date") is entered into by and between Bridgetech Holdings International, Inc. (herein referred to as the "Company") and Scott Landow, DBA Small World Traders (herein referred to as the "Consultant")(Collectively, the Company and Consultant shall be referred to herein as the "Parties").

                                    RECITALS

      WHEREAS, Company desires to retain the services of the Consultant on an as needed basis following Scott Landow's resignation as an employee of the Company, to assist the Company in developing and acquiring new business opportunities and to consult with the Chairman concerning certain Company activities;

      NOW THEREFORE, in consideration of the mutual promises and obligations set forth in this Agreement, Consultant and the Company covenant and agree as follows:

1. Term. Company shall retain the Consultant as an independent contractor to assist the Company in developing and acquiring new business opportunities and to consult with the Chairman concerning certain Company activities, beginning on the Effective Date and continuing for a period of eighteen (18) months.

2. Duties of Consultant. The Consultant agrees that he will provide the following consulting services (the "Services") as reasonably requested by the Company during the term of this Agreement:

      (i) Consult with and assist the Chairman, Herbert Wong, in identifying appropriate new business opportunities and developing business plans to acquire those business opportunities;

      (ii) With the cooperation of the Company, maintain an awareness of the Company's plans, strategy and personnel, as they may evolve during such period;

      (iii) At the Chairman's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the Company;

      (iv) Provide historical information regarding the operations of the Company and its predecessors;

      (v) Provide litigation support as necessary, including through voluntary testimony and affidavit, with regard to facts, events, or claims that occurred or arose during Consultant's employment by the Company; and

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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

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      (vi) Otherwise consult with the Chairman regarding the Company's business plans.

3. Allocation of Time and Energies. The Consultant shall provide the Services to the Company in a diligent and professional manner and within a reasonable period of time under the circumstances. The Company shall not be obligated to request that the Consultant provide Services for any set period or amount of time during the term of this Agreement.

4. Consulting Fees. In consideration for Consultant providing the Services and for Consultant's release of claims related to Scott Landow's employment and other obligations as set forth in this Agreement, during the twelve month term of this Agreement the Company shall provide Consultant a monthly payment of $15,000.00, to be paid on the first business day of each month.

5. Expenses. The Consultant shall be responsible for all of his primary expenses (phone, mailing, faxing, labor, etc.), but not including extraordinary items (travel and entertainment for the sole benefit of the Company). Extraordinary expenses must be approved in advance by the Chairman in writing in order to be considered for reimbursement.

6. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Consultant shall not represent or hold himself out to be an employee of the Company. Neither the Company nor the Consultant possesses the authority to bind the other in any agreements without the express written consent of the entity to be bound. Consultant shall be responsible for all employment and income taxes, FICA and all other employee-related payments for Consultant and any of Consultant's employees or agents, and the Company shall have no responsibility for the payment of such amounts or any financial responsibility of any kind for Consultant except for payment of the Consulting Fees set forth in Paragraph 4 above. Consultant agrees to maintain any business or other licenses necessary to carry out Consultant's responsibilities under this Agreement. Consultant, as an independent contractor, shall not be entitled to participate in any vacation, medical or other benefits plan or any other entitlements available to employees of the Company. Consultant shall carry out Consultant's responsibilities under this Agreement independently and without supervisory control by the Company, provided that Consultant agrees to comply with all policies of the Company, including any and all ethical standards of conduct.

7. Ownership. Consultant agrees that the Company shall have the exclusive right and interest in all materials, lists, databases, and/or other work produced or contributed by Consultant pursuant to this Agreement ("Work Product"), and that Consultant shall retain no right or royalty interest in any such Work Product. If any of the work performed by Consultant under this Agreement shall be deemed at law to be within the categories of works set forth in the definition of a "work made for hire," Consultant agrees that it shall be considered a work made for hire. If not deemed to be "work made for hire," then Consultant hereby assigns to the Company any and all copyright or other interest in such Work Product. Under no circumstances, however, shall the Company have rights to any materials, lists, databases and/or other work produced or contributed

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to by Consultant that was not produced pursuant to this Agreement, including but not limited to work in the Nutraceutical or Cosmeceutical Supplements business

8. Confidentiality. Consultant agrees that during the term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement, he will not directly or indirectly disclose to any person or entity or use or otherwise exploit for his own benefit or for the benefit of any other person or entity, except as may be required pursuant to applicable law, any of the Company's confidential business or proprietary information that he may have acquired (whether or not developed or compiled by him) during the term of, in the course of, or as a result of his performance of Services under this Agreement; provided, however, that the term "confidential business or proprietary information" does not include information that has become generally available to the public, other than through unauthorized disclosure by the Consultant. Further, with respect to any information that may constitute a trade secret of the Company within the meaning of any applicable law, Consultant's obligation not to disclose such information shall continue for so long as such information shall be considered to constitute a trade secret under applicable law.

If Consultant is compelled by law to make any disclosure of information that otherwise would be prohibited by this Agreement, Consultant will give the Company prompt notice thereof and will provide the Company with all reasonable assistance necessary to enable the Company to obtain such protective orders or other assurances as the Company shall deem appropriate for the protection of such information.

9. Representations. Consultant represents that he is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.

10. Legal Representation. In entering into this Agreement, neither party has relied on any statements, explanations, representations, nor warranties of the other party, other than those expressly set forth in this Agreement. The Parties stipulate and agree that attorneys for each of the Parties have had an opportunity to participate in the negotiation and drafting of this Agreement and that any ambiguity in this Agreement will not be construed against any party.

11. Modification and Waiver. This Agreement may be modified only by a written document signed by the Parties. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all parties to this Agreement. No waiver with respect to any portion of this Agreement shall apply to any other portion of the Agreement, and a waiver on one occasion shall not operate or be construed as a waiver of the same or any other breach on a future occasion, nor shall any waiver operate or be construed as a rescission of this Agreement. No course of dealing by any party, nor any failure, omission, delay or forbearance by any party in exercising such party's rights or remedies under this Agreement shall be deemed a waiver of any such rights or remedies or a modification of this Agreement. Any failure or forbearance by either of the Parties to exercise any right or remedy with respect to enforcement of this Agreement or any instrument executed in connection herewith shall not be construed as a waiver of any such party's rights or

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remedies, nor shall such failure or forbearance operate to modify this Agreement or such instruments in the absence of a written agreement as provided above.

12. Non-Assignability of Services. Consultant shall not assign his rights or delegate his duties under this Agreement without the prior written consent of the Company.

13. Non-Exclusivity of Services. During the term of this Agreement and thereafter Consultant may provide services of a similar nature to other parties as long as such services do not conflict with Consultant's obligations herein.

14. Notices.

  (i) Requirement of Writing; Permitted Methods of Delivery. Each party giving or making any notice, request, demand or other communication (each, a "Notice") pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: personal delivery, Registered or Certified Mail (in each case, return receipt requested and postage prepaid), nationally recognized overnight courier (with all fees prepaid), facsimile or e-mail.

  (ii) Addressees and Addresses. Any party giving a Notice shall address the Notice to the appropriate person at the receiving party (the "Addressee") at the address listed on the signature page of this Agreement or to another Addressee or another address as designated by a party in a Notice pursuant to this Section.

  (iii) Effectiveness of a Notice. Except as provided elsewhere in this Agreement, a Notice is effective only if the party giving the Notice has complied with subsections (a) and (b) and if the Addressee has received the Notice.

15. Choice of Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws, rules and regulations of the State of California.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in San Diego County, California, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered in any court having jurisdiction.

17. Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

AGREED TO:

COMPANY:

Bridgetech Holdings International, Inc.

By:    /s/ Thomas C. Kuhn III
       -----------------------------------------
Name:  Thomas C. Kuhn III
Title: EVP & CFO

       777 S. Hwy 101, Suite 215
       Solana Beach, CA 92075

CONSULTANT:

By:    /s/  Scott Landow
       -----------------------------------------
       Scott Landow/D. B. A. Small World Traders

Address: 777 S. Hwy 101, Suite 215
         Solana Beach, CA 92075

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